Exhibit 4.2

Weibo Corporation

NAME AND ADDRESS	CERTIFICATE NUMBER	DISTINCTIVE NUMBERS		PAR VALUE PER SHARE
OF SHAREHOLDER		FROM	TO

	DATE OF ISSUE	NO. OF SHARES		CONSIDERATION PAID

SHARE CERTIFICATE

OF

Weibo Corporation

INCORPORATED IN THE CAYMAN ISLANDS

THIS IS TO CERTIFY THAT THE UNDERMENTIONED PERSON IS THE REGISTERED HOLDER OF THE SHARES SPECIFIED HEREUNDER SUBJECT TO THE MEMORANDUM AND ARTICLES OF ASSOCIATION OF THE COMPANY

SHAREHOLDER	NO. OF SHARES	DISTINCTIVE NUMBERS		CERTIFICATE	DATE OF
				NUMBER	ISSUE
		FROM	TO

SIGNED BY THE DIRECTOR OF THE COMPANY

DIRECTOR